Delaware
The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE
STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND
CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF “BLUE BIRD
CORPORATION”, FILED IN THIS OFFICE ON THE FIRST DAY OF APRIL,
A.D.2026, AT 8:01 O`CLOCK A.M.
5403756 8100Authentication: 203523400
SR# 20261512936Date: 04-01-26
You may verify this certificate online at corp.delaware.gov/authver.shtml
CERTIFICATE OF DESIGNATION OF
SPECIAL VOTING PREFERRED STOCK OF
BLUE BIRD CORPORATION
(Pursuant to Section 151 of the
General Corporation Law of the State of Delaware)
Blue Bird Corporation, a corporation organized and existing under the General Corporation
Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the "Board") pursuant to the authority of the Board as required by Section 151 of the General Corporation Law of the State of Delaware:
RESOLVED, that this Certificate of Designation shall be effective at 12:01 a.m.
Eastern Time on April 1, 2026.
RESOLVED, that pursuant to the provisions of the Second Amended and Restated
Certificate of Incorporation of the Corporation (as such may be amended, modified or restated
from time to time, the "Certificate") (which authorizes 10,000,000 shares of Preferred Stock, par value $0.0001 per share (the "Preferred Stock")), and the authority vested in the Board, a series of
Preferred Stock be, and it hereby is, created, and that the designation and number of shares of such series, and the voting rights, designations, powers, preferences and relative, participating, optional and other special rights thereof are as set forth in the Certificate and this Certificate of Designation , as it may be amended from time to time (the "Certificate of Designation") as follows:
SPECIAL VOTING PREFERRED STOCK
Section 1. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as "Special Voting Preferred Stock." The Special Voting Preferred Stock will have par value of $0.0001 per share, and the number of shares constituting such series will be one (1).
Section 2. Dividends. The holder of record of the share of Special Voting Preferred
Stock shall not be entitled to receive any dividends declared and paid by the Corporation.
Section 3.  Voting Rights.
(a)With respect to all meetings of the stockholders of the Corporation at which the holders of the Corporation's Common  Stock, par value $0.0001 per share (the
"Common  Stock"), are entitled to vote (each, a "Stockholder Meeting") and, if applicable, with respect to any written consents sought by the Corporation from the holders of such Common Stock (each, a "Stockholder Consent"), the holder of a share of Special
Voting Preferred Stock, provided such holder also holds share(s) of Exchangeable Shares of MB Exchangeco Inc., a corporation existing under the laws of the Province of Ontario
("ExchangeCo"), shall, with respect to such share of Special Voting Preferred Stock,
(i) vote together with the holders of such Common Stock as a single class, except as otherwise required under applicable law, (ii) subject to Section 5(a), be entitled to cast on such matter(s) such number of votes equal to the aggregate number of shares of Common
Stock that the Exchangeable Shares (the "Exchangeable Shares") in the capital of
ExchangeCo held by such holder, any Affiliate thereof and I or any member of the Girardin family (together, the "Beneficiaries" and individually, "Beneficiary") are exchangeable for in accordance with the articles of incorporation of ExchangeCo, as amended by the articles of amendment of ExchangeCo dated March 31, 2026 (and as may be further amended from time to time, the "Articles") as of the record date for determining stockholders entitled to vote at such Stockholder Meeting or in connection with the applicable Stockholder
Consent; (provided that, the holder of the share of Special Voting Preferred Stock has received voting instructions from such Beneficiaries); and (iii) have the same voting rights with respect to such number of votes specified under Section 3(a)(ii) as the holders of
Common Stock pursuant to the Certificate and the Bylaws of the Corporation. As used in this Section 3(a), (A) "Affiliate" means, with respect to any specified Person, any other
Person that, directly or indirectly, controls, is controlled by, or is under common control with, the first specified Person, through one or more intermediaries or otherwise and
(B) "Person" means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, trust, joint venture, joint stock company, governmental authority or other entity of any kind, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative.
(b)    The holder of record of the share of Special Voting Preferred Stock, except as otherwise required under applicable law or as set forth in this Section 3, shall not be entitled to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.
(c) In addition to any approval required by the General Corporation Law of the
State of Delaware, other applicable law, the Certificate, or this Certificate of Designation, for so long as the share of Special Voting Preferred Stock shall remain outstanding, this
Certificate of Designation shall not be amended without the affirmative vote of the holder of the share of Special Voting Preferred Stock.
Section 4. Liquidation. Upon any liquidation, dissolution or winding up of the
Corporation, whether voluntary or involuntary, the holder of record of the share of Special Voting
Preferred Stock shall (a) rank (i) senior to the Common Stock of the Corporation and (ii) junior to all other series of Preferred Stock of the Corporation, if any, and (b) be entitled to receive, prior to the holders of shares of Common Stock, an amount equal to the par value per share.
Section 5.      Other Provisions.
(a)The holder of record of the share of Special Voting Preferred Stock shall be entitled to exercise the number of votes (the "Beneficiary Votes") equal to the aggregate number of shares of Common Stock that the Exchangeable Shares held by the
Beneficiaries are exchangeable for in accordance with the Articles as of the record date for determining stockholders entitled to vote at such Stockholder Meeting or in connection with the applicable Stockholder Consent. All rights with respect to the
Beneficiary Votes shall be and remain vested in and exercised by the holder of record of the share of Special Voting Preferred Stock. The Corporation is entitled to solely and exclusively rely on any voting instructions submitted to it by the holder of record of the share of Special Voting Preferred Stock  in the  exercise  of  the  Beneficiary  Votes without  independent  inquiry.
Notwithstanding anything to the contrary herein, if conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made with such interest, then the Corporation shall be entitled, in its sole discretion, to refuse to recognize or to comply with the exercise of any Beneficiary Votes and, in doing so, the Corporation shall not become liable to any person on account of such election or its failure to comply with any such conflicting claims or demands. The
Corporation shall be entitled to continue to refrain from acting and refuse to act until: (i)
the rights of all adverse claimants with respect to the Beneficiary Votes or other rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or (ii) all differences with respect to the Beneficiary Votes or other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Corporation shall have been furnished with an executed copy of such agreement certified to be in full force and effect together with an indemnity by such claimants in favor of the Corporation in respect of any loss the Corporation may incur in relying on such agreement.
(b)    The holder of record of the share of Special Voting Preferred Stock shall not have any rights hereunder to convert such share into, or exchange such share for, shares of any other series or class of capital stock of the Corporation.
(c)  In the event of any reclassification, exchange, merger, consolidation or other similar reorganization of ExchangeCo, pursuant to which the Exchangeable Shares are changed or converted into, or exchanged for, other securities, the references in this
Certificate of Designation to Exchangeable Shares shall be deemed to be amended, without any further action required by the Board or the holder of Special Voting Preferred Stock or any other capital stock of the Corporation, to reference the applicable securities into which such Exchangeable Shares were so changed or converted into, or exchanged for.
(d)  At such time as the share of Special Voting Preferred Stock held by the holder thereof has no votes attached to it because the holder no longer holds any
Exchangeable Shares of ExchangeCo such share of Special Voting Preferred Stock shall be automatically cancelled for no consideration.
(e)  No share of Special Voting Preferred Stock may be sold, exchanged or otherwise transferred without the prior written consent of the Corporation, and any purported transfer of Special Voting Preferred Stock in violation of the foregoing shall, to the fullest extent permitted by applicable law, be null and void ab initio.
[Signature page follows. ]
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its Chief Executive Officer this 1st day of April, 2026.
BLUE BIRD CORPORATION

By:	/s/ John Wyskiel
Name: John Wyskiel
Title: Chief Executive Officer
Signature Page to Certificate of Designation